UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

Riviera Holdings Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-21430	88-0296885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 Las Vegas Boulevard, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 794-9527

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 8, 2006, Riviera Holdings Corporation (“Riviera”) reported the termination of discussions with the parties (the “Buyers”) that previously purchased one million Riviera shares from William L. Westerman, Riviera’s Chief Executive Officer, concerning the Buyers’ possible acquisition of Riviera. Those discussions terminated because Riviera and the Buyers did not agree on the acquisition price.

Riviera has resumed discussions with the Buyers concerning their possible acquisition of Riviera at a price of $17 per share.

There is no assurance that Riviera and the Buyers will enter into an acquisition agreement or that such agreement, if entered into, would receive the requisite approvals by Riviera’s shareholders and governmental authorities, including gaming regulators.

This report contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Riviera does not guarantee that any of the transactions or events described in this report will happen, although Riviera believes that its forward-looking statements are reasonable at the present time. Riviera does not plan to update its forward-looking statements even though Riviera’s situation or plans may change in the future, unless applicable law requires it to do so.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as and when expressly set forth by such specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2006.

RIVIERA HOLDINGS CORPORATION

/s/ Tullio J. Marchionne
Name: Tullio J. Marchionne
Title: Secretary and General Counsel

3